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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) February 1, 2001
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                                Semele Group Inc.
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             (Exact name of registrant as specified in its charter)


         Delaware                      0-16886                36-3465422
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(State or other jurisdiction         (Commission             (IRS Employer
      of incorporation)              File Number)          Identification No.)


         200 Nyala Farms, Westport, Connecticut                 06880
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         (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code (203) 341-0515
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          (Former name or former address, if changed since last report)


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Item 2.      ACQUISITION OR DISPOSITION OF ASSETS

         Semele Group Inc. ("Semele") previously reported in its Form 8-K dated December 22, 2000 that its affiliate MILPI Acquisition Corp. ("MILPI") had entered into an agreement and plan of merger (the "Merger Agreement") to acquire PLM International, Inc. ("PLM") and that, in connection with the merger (the "Merger"), MILPI would make a tender offer (the "Offer") to purchase any and all shares of PLM's outstanding common stock. On February 7, 2001 MILPI consummated the Offer and accepted for purchase 6,284,261 shares of PLM common stock (the "Shares"). The aggregate consideration paid to PLM stockholders in connection with the Offer was approximately $21.7 million in cash.

         MILPI, a newly formed Delaware corporation, is owned by MILPI Holdings, LLC, which is owned by four separate trusts, AFG Investment Trust A, AFG Investment Trust B, AFG Investment Trust C, and AFG Investment Trust D (collectively, the "four trusts"). AFG ASIT Corporation, which is the managing trustee for each of the four trusts, has a 1% economic interest in each of the trusts and is owned by Equis II Corporation ("Equis II"). Equis II has an 8.25% special beneficial interest in each of the trusts and owns approximately 99% of the Class B Units in each of the trusts, which gives it approximately a 62% interest in each of the trusts. Equis II is owned by Semele. MILPI was organized in connection with the Offer and the Merger and has not carried on any activities other than in connection with the Offer and the Merger. MILPI, together with MILPI Holdings, LLC, the four trusts, AFG ASIT Corporation, Equis II Corporation and Semele, were the offerors and purchased the Shares tendered pursuant to the Offer.

         The total amount of funds expected to be used by MILPI to consummate the Offer and the Merger and to pay related fees and expenses is approximately $26.5 million. The aggregate funds used to date to finance the Offer were obtained from existing resources and internally generated funds of the four trusts and none of these funds were borrowed. If the Merger is consummated, MILPI may be required to pay up to approximately an additional $4.4 million. Funds for this amount will be obtained from existing resources and internally generated funds of the four trusts.

         On February 7, 2001, Semele issued a press release announcing the consummation of the Offer, a copy of which is attached hereto and incorporated herein by reference.

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Item 5.      OTHER EVENTS


         On February 1, 2001, Semele voided the issuance of 385,000 of the 711,462 shares of its common stock that had been issued as of November 2, 2000, to Gary D. Engle, James A. Coyne and four trusts for the benefit of Mr. Engle's children, of which Mr. Engle's brother serves as trustee. Mr. Engle, Mr. Coyne and the Engle family trusts had acquired the 711,462 shares in payment of $3,699,600 of principal and accrued interest owed to Mr. Engle, Mr. Coyne and the Engle family trusts under the terms of promissory notes issued to them on December 22, 1999, in connection with the acquisition by Semele on that date of 85% of the outstanding capital stock of Equis II Corporation ("Equis II"). Semele and the former Equis II stockholders agreed that the installment of the purchase price of $3,600,000 in the aggregate that was due on May 31, 2000, plus accrued interest of $99,600 in the aggregate through August 31, 2000, be paid in 711,462 shares of Semele common stock valued at $5.20 per share, if stockholder approval for the payment in shares was obtained. Stockholder approval was obtained at the 2000 Annual Meeting of Stockholders held on November 2, 2000.

         Semele was aware of the limitations set forth in Section 382 of the Internal Revenue Code and the consequences of a change of ownership of Semele under the federal income tax rules, and intended not to create a change of ownership by the November 2000 issuance of additional shares to Mr. Engle, Mr. Coyne and the Engle family trusts. This is evidenced by the language in Semele's By-laws which prohibit such action, by Semele's request for advice of counsel regarding the number of shares which could be issued, and by the language in Semele's proxy statement dated October 4, 2000, relating to its 2000 Annual Meeting of Stockholders.

         The determination by the Board of Directors to approve the issuance of 711,462 shares to Mr. Engle, Mr. Coyne and the Engle family trusts was based on an analysis it had received from counsel pursuant to a letter dated July 18, 2000. Counsel's analysis was based on an incorrect understanding of the facts relating to the ownership of shares prior to the date of such issuance and, as a result of such factual error, counsel's conclusion as to the number of shares which could be issued by Semele without causing a change of ownership under
Section 382 was overstated by 385,000 shares. Accordingly, as a result of such factual error, the number of shares issued by Semele, which was contingent on, and intended to be limited to an amount not to exceed, the Section 382 limit, was 385,000 too many, and the issuance of such excess shares has therefore been voided AB INITIO in order to carry out the intentions of the Board of the Directors, Messrs. Engle and Coyne and the requirements of the By-laws.

         The 385,000 shares issued, whose issuance has since been voided, have been allocated among the shares issued to Mr. Engle, Mr. Coyne and the Engle family trusts in November 2000 in the same proportion as the 711,462 shares were originally allocated among such stockholders. An amount of $2,002,000 in the aggregate (385,000 shares valued at $5.20 per share) has been added back to the principal amounts of the promissory notes in the same proportion as the $3,600,000 principal payment was originally credited among the promissory notes, and the promissory notes have been amended to provide for the payment of such added-back principal amounts on January 1, 2002.




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         Some of the information included in or incorporated by reference in this Form 8-K may contain forward-looking statements, such as information relating to the effects of acquisitions. Such statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or similar words, or by discussions of strategy that involve risks and uncertainties. Another form of forward-looking statement can be characterized by an assumption (using terminology such as "as if" or "gives effect to") that an event occurs at the beginning of a financial period presented, with a corresponding effect throughout the period, even though the event had actually occurred after the beginning of such period or has not yet actually occurred at all. Any such forward-looking statements may discuss future expectations or contain projections of results of operations or financial conditions or expected benefits resulting from the consummation of the tender offer, the acquisition or other related transactions. There can be no assurance that the future results indicated, whether expressed or implied, will be achieved.


Item 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

                  (b)  PRO FORMA FINANCIAL INFORMATION

                       Unaudited Pro Forma Condensed Consolidated Financial Information of Semele Group Inc. relating to the PLM acquisition will be filed by amendment not later than April 23, 2001.

                  (c)  EXHIBITS

                       Exhibit 99.1   Press Release dated February 7, 2001.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:   February 22, 2001              SEMELE GROUP INC.


                                        By: /s/ James A. Coyne
                                           ----------------------------------
                                           Name:  James A. Coyne
                                           Title: President and Chief Operating
                                                  Officer



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                                  EXHIBIT INDEX



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

       Exhibit
       Number         Exhibit Name                                                 Location
       -------        ------------                                                 --------

        99.1          Press Release dated February 7, 2001.                        Incorporated by reference to PLM
                                                                                   International, Inc.'s Amendment No. 2
                                                                                   to Schedule TO-T/A filed on February
                                                                                   7, 2001 (File No. 005-38652).

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